                                                                     EXHIBIT 3.4


                         AMENDED AND RESTATED BYLAWS OF

                                CARESCIENCE, INC.

                               ARTICLE I - OFFICES

                  SECTION 1-1. REGISTERED OFFICE. The registered office of the Corporation shall be located within the Commonwealth of Pennsylvania at such place as the Board of Directors (hereinafter referred to as the "Board of Directors" or the "Board") shall determine from time to time.

                 ARTICLE II - MEETINGS OF SHAREHOLDERS - ANNUAL
                              FINANCIAL STATEMENTS

                  SECTION 2-1. PLACE OF MEETINGS OF SHAREHOLDERS. Meetings of Shareholders shall be held at such places, within or without the Commonwealth of Pennsylvania, as may be fixed from time to time by the Board of Directors. If no such place is fixed by the Board of Directors, meetings of the shareholders shall be held at the principal executive offices of the Corporation.

                  SECTION 2-2.  ANNUAL MEETING OF SHAREHOLDERS.

                           (a) TIME. A meeting of the shareholders of the
Corporation shall be held in each calendar year, at such time and on such date as the Board of Directors may determine, and if such day is a legal holiday, then such meeting shall be held on the next business day. If the annual meeting is not called and held within six months after the designated time, any shareholder may call the meeting at any time thereafter.

                           (b) ELECTION OF DIRECTORS. At such annual meeting,
there shall be held an election of Directors.

                  SECTION 2-3.  NOMINATION AND ADVANCE NOTICE PROCEDURES.

                           (a) NOMINATION PROCEDURES. Only persons who are
nominated in accordance with the following procedures shall be eligible for election as directors of the corporation, except as may be otherwise provided in the designations of classes or series of preferred stock of the Corporation (the "Preferred Stock") adopted in accordance with the Pennsylvania Business Corporation Law (the "Pennsylvania BCL") and the Articles of Incorporation of the Corporation (the "Articles"). Nominations for the election of directors must be (a) made by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) made by any shareholder of the Corporation
(i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 2-3 and on the record date for the determination of shareholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 2-3.

         In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a shareholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs. Public disclosure shall include, but not be limited to, information contained in a document publicly filed by the Corporation with the Securities and Exchange Commission under Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         To be in proper written form, a shareholder's notice to the Secretary must set forth:

         (A) as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address and residence of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person, and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and

         (B) As to the shareholder giving the notice (i) the name and record address of such shareholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such shareholder, (iii) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (iv) a representation that such shareholder, or an authorized representative of that shareholder, intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to
Section 14 of the exchange Act and the rules and regulations promulgated thereunder; and if such shareholder of record is not the beneficial owner of the shares of capital stock of the Corporation, the notice to the Secretary must also include the name and address of the beneficial owner and the information referred to in the immediately preceding clauses (iii) and (v), substituting the beneficial owner for such shareholder.

         No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this
Section 2-3. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

                                    (b) ADVANCE NOTICE OF SHAREHOLDER BUSINESS.
To be properly brought before an annual meeting, any business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder (i) who is a shareholder of record on the date of the giving of notice provided for in this Section 2-3 and on the record date for the determination of shareholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 2-3. For such nominations or other business to be considered properly brought before the meeting by a shareholder such shareholder must, in addition to any other applicable requirements, have given timely notice and in proper form of such intent to bring such business before such meeting. To be timely, such shareholder's notice must be delivered to or mailed and received by the Secretary of the Corporation at the principal executive offices of the Corporation not less than one hundred and twenty (120) days prior to the date of the Corporation's proxy statement released to shareholders in connection with the previous year's annual meeting; provided, however, that in the event the Corporation did not hold an annual meeting the previous year, or if the date of the current year's annual meeting has been changed by more than 30 days from the date of the previous year's meeting, then notice by the shareholder to be timely must be so received within a reasonable time before the Corporation begins to print and mail its proxy materials. To be in proper form, a shareholder's notice to the Secretary shall set forth (i) the name and record address of the shareholder who intends to propose the business and the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such shareholder, (ii) a representation that the shareholder has been a holder of record of stock of the Corporation entitled to vote at such meeting for at least one year and that the shareholder intends to contrive to hold the securities through the date of the meeting of shareholders, and intends to appear in person or by proxy at the meeting to introduce the business specified in the notice, (iii) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, and (iv) any material interest of the shareholder in such business; provided that, if such shareholder of record is not the beneficial owner of the shares of capital stock of the Corporation, the notice to the Secretary must also include the name and address of the beneficial owner and the information referred to in the immediately preceding clauses (iii) and (v), substituting the beneficial owner for such shareholder. To the extent that any provision of Rule 14a-8 of the Exchange Act, or any successor provision thereto, is applicable, such provision shall supercede and take precedence over this Section 2-3(d).

         No business shall be conducted at the annual meeting of shareholders except business brought before the annual meeting in accordance with the procedures set forth in this Section; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section shall be deemed to preclude discussion by any shareholder of any such business. The Chairman of the meeting may refuse to acknowledge the proposal of any business not made in compliance with foregoing procedure.

                           (c) EXCEPTIONS. Provisions of this Section 2-3 do not
apply to any shares of Preferred Stock of the Corporation if otherwise provided in designations of classes or series of such Preferred Stock.

                  SECTION 2-4. SPECIAL MEETINGS OF SHAREHOLDERS. Subject to the rights of the holders of any class or series of Preferred Stock, special meetings of the shareholders may be called only by either (i) the Board of Directors of the Corporation, (ii) the Chairman of the Board or by the Board of Directors, if there be one, (iii) the Chief Executive Officer of the Corporation, or (iv) the President of the Corporation. Upon the written request of any person who has called a special meeting, under these Bylaws or applicable law, which request specifies the general nature of the business to be transacted at such meeting, it shall be the duty of the Secretary to fix the time and place of such meeting, which shall be held not less than five nor more than 60 days after the receipt of such request, and to give due notice thereof as required by
Section 2-5 hereof. If the Secretary neglects or refuses to fix the time and place of such meeting, the person or persons calling the meeting may do so.

                  SECTION 2-5. NOTICES OF MEETINGS OF SHAREHOLDERS. Written notice, complying with Article VI of these Bylaws, stating the place and time and, in the case of special meetings, the general nature of the business to be transacted at any meeting of the shareholders shall be given to each shareholder of record entitled to vote at the meeting, except as provided in Section 1707 of the Pennsylvania BCL, at least five days prior to the day named for the meeting, provided that notice shall be given at lest ten days prior to the day named for a meeting to consider a fundamental change under Chapter 19 of the Pennsylvania BCL. Such notices may be given by, or at the direction of, the Secretary or other authorized person. If the Secretary or other authorized person neglects or refuses to give notice of a meeting, the person or persons calling the meeting may do so.

                  SECTION 2-6. WAIVER OF NOTICE. Notice of any regular or special meeting may be waived by any shareholder either before, at or after such meeting orally or in a writing signed by such shareholder or a representative entitled to vote the shares of such shareholder. A shareholder, by his attendance at any meeting of shareholders, shall be deemed to have waived notice of such meeting, except where the shareholder objects at the beginning of the meeting to the transaction of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of the item at that meeting.

                  SECTION 2-7. CONDUCT OF SHAREHOLDER MEETINGS. The Chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for conduct of the meeting. To the extent not prohibited by law, such rules, regulations or procedures may include, without limitation, establishment of (i) an agenda or order of business for the meeting and the method by which business may be proposed, (ii) rules and procedures for maintaining order at the meeting and the safety of those present, (iii) limitations on attendance at or participation in the meeting to shareholders of record of the corporation, their duly authorized proxies or such other persons as the Chairman of the meeting shall determine, (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof and (v) limitations on the time allotted to questions or comments by participants. Any proposed business contained in the notice of a regular meeting is deemed to be on the agenda and no further motions or other actions shall be required to bring such proposed business up for consideration. Following completion of the business of the meeting as determined by the Chairman of the meeting, the Chairman of the meeting shall have the exclusive authority to adjourn the meeting.

                  SECTION 2-8.  QUORUM OF AND ACTION BY SHAREHOLDERS.

                           (a) GENERAL RULE. Except as provided in subsections
(c), (d) and (e) of this Section 2-8, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at the meeting shall constitute a quorum for the purpose of consideration and action on the matter. Unless the Pennsylvania BCL permits otherwise, this Section 2-8(a) may be modified only by a Bylaw amendment adopted by the shareholders.

                           (b) ACTION BY SHAREHOLDERS. Whenever any corporate
action is to be taken by vote of the shareholders of the Corporation at a duly organized meeting of shareholders, it shall be authorized by a majority of the votes cast at the meeting by the holders of shares entitled to vote thereon.

                           (c) ACTION WITHOUT MEETING. Shareholders of the
Corporation may not take action by written consent or partial written consent but must take action at a duly called annual or special meeting of the shareholders.

                           (d) WITHDRAWAL. The shareholders present at a duly
organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

                           (e) ELECTION OF DIRECTORS AT ADJOURNMENT MEETINGS. In
the case of any meeting called for the election of Directors, those shareholders who attend a meeting called for the election of Directors that has been previously adjourned for lack of a quorum, although less than a quorum as fixed in subsection (a), shall nevertheless constitute a quorum for the purpose of electing Directors.

                           (f) CONDUCT OF OTHER BUSINESS AT ADJOURNED MEETINGS.
Those shareholders entitled to vote who attend a meeting of shareholders that has been previously adjourned for one or more periods aggregating at least 15 days because of an absence of a quorum, although less than a quorum as fixed in subsection (a), shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the notice of meeting if the notice states that those shareholders who attend the adjourned meeting shall nevertheless constitute a quorum for the purpose of acting upon the matter.

                  SECTION 2-9.  ADJOURNMENTS.

                           (a) GENERAL RULE. Adjournments of any regular or
special meeting of shareholders may be taken, but any meeting at which directors are to be elected shall be adjourned only from day to day, or for such longer periods not exceeding 15 days each as the shareholders present and entitle to vote shall direct, until the directors have been elected.

                           (b) LACK OF QUORUM. If a meeting cannot be organized
because a quorum has not attended, those present may, except as otherwise provided in this Section 2-8, adjourn the meeting to such time and place as they may determine.

                           (c) NOTICE OF AN ADJOURNED MEETING. When a meeting of
shareholders is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the Board fixes a new record date for the adjourned meeting.

                  SECTION 2-10.  VOTING LIST, VOTING AND PROXIES.

                           (a) VOTING LIST. The officer or agent having charge
of the transfer books for shares of the Corporation shall make a complete list of the shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order, with the address of and the number of shares held by each. The list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof except that, if the Corporation has 5,000 or more shareholders, in lieu of the making of a list the Corporation may make the information therein available at the meeting by any other means.

                           (b) VOTING. Except as otherwise specifically provided
by law, all matters coming before the meeting shall be determined by a vote of shares. Such vote shall be taken by voice unless a shareholder demands, before the vote begins, that it be taken by ballot.

                           (c) PROXIES. At all meetings of shareholders,
shareholders entitled to vote may attend and vote either in person or by proxy. Every proxy shall be executed in writing by the shareholder or by such shareholder's duly authorized attorney-in-fact and filed with the Secretary of the Corporation. A telegram, telex, cablegram, datagram or similar transmission from a shareholder or attorney-in-fact, or a photographic, facsimile or similar reproduction of a writing executed by a shareholder or attorney-in-fact (or other transmission as permitted by law, including, without limitation, by internet, interactive voice response system or other electronic means) shall be treated as properly executed for the purposes of this Section; provided that such transmission sets forth a confidential and unique identification number or other mark furnished by the Corporation to the shareholder for the purposes of a particular meeting or transaction or is otherwise submitted with information from which it can be determined that the transmission was authorized by the shareholder. A proxy, unless coupled with an interest (as defined in Section 1759(c) of the Pennsylvania BCL), shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until written notice thereof has been given to the Secretary of the Corporation. An unrevoked proxy shall not be valid after three years from the date of its execution unless a longer time is expressly provided therein. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of the death or incapacity is given to the Secretary of the Corporation.

                           (d) JUDGES OF ELECTION. In advance of any meeting of
shareholders of the Corporation, the Board of Directors may appoint one or three Judges of Election, who need not be shareholders and who will have such duties as provided in Section 1765(3) of the Pennsylvania BCL, to act at the meeting or any adjournment thereof. If one or three Judges of Election are not so appointed, the presiding officer of the meeting may, an don the request of any shareholder shall, appoint one or three Judges of Election at the meeting. In case any person appointed as a Judge of Election fails to appear or refuses to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the convening of the meeting or at the meeting by the presiding officer. A person who is a candidate for office to be filled at the meeting shall not act as a Judge of Election. Unless the Pennsylvania BCL permits otherwise, this Section 2-10(d) may be modified only by a Bylaw amendment adopted by the shareholders.

                  SECTION 2-11. PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE. Unless determined to the contrary by the Board of Directors in advance of a particular meeting with respect to that meeting, any person who is otherwise entitled to participate in any meeting of the shareholders may attend, be counted for the purposes of determining a quorum and exercise all rights and privileges to which such person might be entitled were such person personally in attendance, including the right to vote, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, if such communications equipment is present in the meeting room.

                        ARTICLE III - BOARD OF DIRECTORS

                  SECTION 3-1.

                           (a) GENERAL POWERS. Except as otherwise provided by
law and these Bylaws, all powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of the Board of Directors. Unless the Pennsylvania BCL permits otherwise, this Section 3-1(a) may be modified only by a Bylaw amendment adopted by the shareholders.

                           (b) NUMBER. The number of members of the Board of
Directors shall be the number of Directors serving at the time of adoption of this Section 3-1, or such other number as may thereafter from time to time (i) be determined by the Board of Directors, or (ii) be set forth in a notice of a meeting of shareholders called for the election of a full Board of Directors.

                           (c) CLASSES OF DIRECTORS. The Board of Directors
shall be and is divided into three classes: Class I, Class II and Class III. No one class shall have more than one Director more than any other class. Each Director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such Director was elected; provided, that each initial Director in Class I shall serve for a term ending on the date of the annual meeting in 2001; each initial Director in Class II shall serve for a term ending on the date of the annual meeting in 2002; and each initial Director in Class III shall serve for a term ending on the date of the annual meeting in 2003; and provided further, that the term of each Director shall be subject to the election and qualification of his successor and to his earlier death, resignation or removal.

                           (d) VACANCIES. Each Director shall hold office until
the expiration of the term for which he was selected and until his successor has been selected and qualified or until his earlier death, resignation or removal. Except as otherwise provided by the Articles or any amendments thereto, any vacancies on the Board of Directors, including vacancies resulting from an increase in the number of Directors, shall be filled by a majority vote of the members of the Board of Directors then in office, and each person so selected shall be a Director to serve for the balance of the unexpired term.

                           (e) REMOVAL. The right of the shareholders to remove
Directors shall be governed by the provisions of Section 1726 of the Pennsylvania BCL as applicable to a classified Board of Directors established in accordance with Section 1724(b) of the Pennsylvania BCL.

                           (f) QUALIFICATION. A Director must be a natural
person at least 18 years of age.

                  SECTION 3-2. PLACE OF MEETINGS. Meetings of the Board of Directors may be held at such place within or without the Commonwealth of Pennsylvania as a majority of the Directors may appoint from time to time or as may be designated in the notice of the meeting.

                  SECTION 3-3. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held quarterly, with one meeting immediately following the annual meeting of shareholders, at the place where such meeting of the shareholders is held or at such other place and time as a majority of the Directors in office after the annual meeting of shareholders may designate. At the Board of Directors meeting that takes place immediately after the annual meeting of shareholders, the Board of Directors shall elect officers of the Corporation. In addition to such regular meetings, the Board of Directors shall have the power to fix by resolution the place and time of other regular meetings of the Board.

                  SECTION 3-4. SPECIAL MEETINGS. Special meetings of the Board of Directors shall be held whenever ordered by any Director then in office or by the President.

                  SECTION 3-5. PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE. Any Director may participate in any meeting of the Board of Directors or of any committee (provided such Director is otherwise entitled to participate), be counted for the purpose of determining a quorum thereof and exercise all rights and privileges to which such Director might be entitled were he or she personally in attendance, including the right to vote, or any other rights attendant to presence in person at such meeting, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

                  SECTION 3-6.  NOTICES OF MEETINGS OF BOARD OF DIRECTORS.

                           (a) REGULAR MEETINGS. No notice shall be required to
be given of any regular meeting, unless the same is held at other than the place or time for holding such meeting as fixed in accordance with Section 3-3 of these Bylaws, in which event five days' notice shall be given of the place and time of such meeting complying with Article VI of these Bylaws.

                           (b) SPECIAL MEETINGS. Written notice stating the
place and time of any special meeting of the Board of Directors shall be sufficient if given at least one day, as provided in Article VI, in advance of the time fixed for the meeting.

                  SECTION 3-7. QUORUM; ACTION BY THE BOARD OF DIRECTORS. A majority of the Directors in office shall be necessary to constitute a quorum for the transaction of business and the acts of a majority of the Directors present and voting at a meeting at which a quorum is present shall be the acts of the Board of Directors. If there is no quorum present at a duly convened meeting of the Board of Directors, the majority of those present may adjourn the meeting from time to time and place to place.

                  SECTION 3-8. INFORMAL ACTION BY THE BOARD OF DIRECTORS. Any action required or permitted to be taken at a meeting of the Directors, or of the members of any committee of the Board of Directors, may be taken without a meeting if, prior or subsequent to the action, a written consent or consents thereto by all of the Directors in office (or members of the committee with respect to committee action) is filed with the Secretary of the Corporation. In addition to other means of filing with the Secretary, insertion in the minute book of the Corporation shall be deemed filing with the Secretary regardless of whether the Secretary or some other authorized person has actual possession of the minute book.

                  SECTION 3-9.  COMMITTEES.

                           (a) ESTABLISHMENT AND POWERS. The Board of Directors
of the Corporation may, by resolution adopted by a majority of the directors in office, establish one or more committees to consist of one or more Directors of the Corporation. Any committee, to the extent provided in the resolution of the Board of Directors or in the Bylaws, shall have and may exercise all of the powers and authority of the Board of Directors, except that a committee shall not have any power or authority as to the following:

                                    (i) The submission to shareholders of any
action requiring approval of shareholders under Section 1731(a)(1) of the Pennsylvania BCL.

                                    (ii) The creation or filling of vacancies in
the Board of Directors.

                                    (iii) The adoption, amendment or repeal of
the Bylaws.

                                    (iv) The amendment or repeal of any
resolution of the Board of Directions

that by its terms is amendable or repealable only by the Board of Directors.

                                    (v) Action on matters committed by the
Bylaws or resolution of the Board of Directors to another committee of the Board of Directors.

                           (b) ALTERNATE MEMBERS. The Board of Directors may
designate one ore more Directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee or for the purpose of any written action by the committee. In the absence or disqualification of a member and alternate member or members of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of the absent or disqualified member.

                           (c) TERM. Each committee of the Board of Directors
shall serve at the pleasure of the Board of Directors.

                           (d) STATUS OF COMMITTEE ACTION. The term "Board of
Directors" or "Board," when used in any provision of these Bylaws relating to the organization or procedures of or the manner of taking action by the Board of Directors, shall be construed to include and refer to any executive or other committee of the Board of Directors. Any provision of these Bylaws relating or referring to action to be taken by the Board of Directors or the procedure required therefor shall be satisfied by the taking of corresponding action by a committee of the Board of Directors to the extent authority to take the action has been delegated to the committee pursuant to this Section.

                              ARTICLE IV - OFFICERS

                  SECTION 4-1. ELECTION AND OFFICE. The Corporation shall have a President, a Secretary and a Treasurer who shall be elected by the Board of Directors. The Board of Directors may elect as additional officers a Chairman of the Board, one or more Vice Chairmen of the Board, one or more Vice Presidents, and one or more other officers or assistant officers. Any number of offices may be held by the same person. The President and the Secretary shall be natural persons of the age of 18 years or older. The Treasurer may be a corporation, but if a natural person shall be of the age of 18 years or older.

                  SECTION 4-2. TERM. The officers and assistant officers shall each serve at the pleasure of the Board of Directors until the first meeting of the Board of Directors following the next annual meeting of shareholders, unless removed from office by the Board of Directors during their respective tenures. Officers may, but need not, be Directors.

                  SECTION 4-3. POWERS AND DUTIES OF THE PRESIDENT. Unless otherwise determined by the Board of Directors, the President shall have the usual duties of an executive officer with general supervision over and direction of the affairs of the Corporation. The President shall be the chief executive officer of the Corporation unless the Chairman of the board is serving as chief executive officer, in which event the President shall be chief operating officer of the Corporation. In the exercise of these duties and subject to the actions of the Board of Directors, the President may appoint, suspend, fix the compensation of all officers and assistant officers, shall preside at all meetings of the shareholders at which the President shall be present and, unless there is a Chairman of the Board, shall preside at all meetings of the Board of Directors. The President shall also do and perform such other duties as from time to time may be assigned to the President by the Board of Directors.

                  Unless otherwise determined by the Board of Directors, the President shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of the shareholders of any corporation in which this Corporation may hold stock and, at any such meeting, shall possess and may exercise any and all the rights and powers incident to the ownership of such stock and which, as the owner thereof, the Corporation might have possessed and exercised. The President shall also have the right to delegate such power.

                  SECTION 4-4. POWERS AND DUTIES OF THE SECRETARY. Unless otherwise determined by the Board of Directors, the Secretary shall be responsible for the keeping of the minutes of all meetings of the Board of Directors and the shareholders, in books provided for that purpose, and for the giving and serving of all notices for the Corporation. The Secretary shall perform all other duties ordinarily incident to the office of Secretary and shall have such other powers and perform such other duties as may be assigned to the Secretary by the Board of Directors. The minute books of the Corporation may be held by a person other than the Secretary.

                  SECTION 4-5. POWERS AND DUTIES OF THE TREASURER. Unless otherwise determined by the Board of Directors, the Treasurer shall have charge of all the funds and securities of the Corporation which may come into such officer's hands. When necessary or proper, unless otherwise determined by the Board of Directors, the Treasurer shall endorse for collection on behalf of the Corporation checks, notes and other obligations, and shall deposit the same to the credit of the Corporation to such banks or depositories as the Board of Directors may designate and may sign all receipts and vouchers for payments made to the Corporation. The Treasurer shall sign all checks made by the Corporation, except when the Board of Directors shall otherwise direct. The Treasurer shall be responsible for the regular entry in books of the Corporation to be kept for such purpose of a full and accurate account of all funds and securities received and paid by the Treasurer on account of the Corporation. Whenever required by the Board of Directors, the Treasurer shall render a statement of the financial condition of the Corporation. The Treasurer shall have such other powers and shall perform the duties as may be assigned to such officer from time to time by the Board of Directors. The Treasurer shall give such bond, if any, for the faithful performance of the duties of such office as shall be required by the Board of Directors.

                  SECTION 4-6. POWERS AND DUTIES OF THE CHAIRMAN OF THE BOARD. Unless otherwise determined by the Board of Directors, the Chairman of the Board, if any, shall preside at all meetings of Directors. The Chairman of the Board shall have such other powers and perform such further duties as may be assigned to such officer by the Board of Directors, including, without limitation, acting as chief executive officer of the Corporation. To be eligible to serve, the Chairman of the Board must be a Director of the Corporation.

                  SECTION 4-7. POWERS AND DUTIES OF VICE CHAIRMEN OF THE BOARD, VICE PRESIDENTS AND ASSISTANT OFFICERS. Unless otherwise determined by the Board of Directors, each Vice Chairman, Vice President and each assistant officer shall have the powers and perform the duties of his or her respective superior officer. Vice Presidents and assistant officers shall have such rank as may be designated by the Board of Directors. Vice Presidents may be designated as having responsibility for a specific area of the Corporation's affairs, in which event such Vice President shall be superior to the other Vice Presidents in relation to matters within his or her area. The President shall be the superior officer of the Vice Presidents. The Chairman of the Board shall be the superior officer of the Vice-Chairmen. The Treasurer and Secretary shall be the superior officers of the Assistant Treasurers and Assistant Secretaries, respectively.

                  SECTION 4-8. DELEGATION OF OFFICE. The Board of Directors may delegate the powers or duties of any officer of the Corporation to any other person from time to time.

                  SECTION 4-9. VACANCIES. The Board of Directors shall have the power to fill any vacancies in any office occurring for any reason.

                            ARTICLE V - CAPITAL STOCK

                  SECTION 5-1. SHARE CERTIFICATES.

                           (a) EXECUTION. Except as otherwise provided in
Section 5-5, the shares of the Corporation shall be represented by certificates. Unless otherwise provided by the Board of Directors, every share certificate shall be signed by two officers and sealed with the corporate seal, which may be a facsimile, engraved or printed, but where such certificate is signed by a transfer agent or a registrar, the signature of any corporate officer upon such certificate may be a facsimile, engraved or printed. In case any officer who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer because of death, resignation or otherwise, before the certificate is issued, it may be issued with the same effect as if the officer had not ceased to be such at the date of its issue. The provisions of this Section 5-1 shall be subject to any inconsistent or contrary agreement at the time between the Corporation and any transfer agent or registrar.

                           (b) DESIGNATIONS, ETC. To the extent the Corporation
is authorized to issue shares of more than one class or series, every certificate shall set forth upon the face or back of the certificate (or shall state on the face or back of the certificate that the Corporation will furnish to any shareholder upon request and without charge) a full or summary statement of the designations, voting rights, preferences, limitations and special rights of the shares of each class or series authorized to be issued so far as they have been fixed and determined and the authority of the Board of Directors to fix and determine the designations, voting rights, preferences, limitations and special rights of the classes and series of shares of the Corporation.

                           (c) FRACTIONAL SHARES. Except as otherwise determined
by the Board of Directors, shares or certificates therefor may be issued as fractional shares for shares held by any dividend reinvestment plan or employee benefit plan created or approved by the Corporation's Board of Directors, but not by any other person.

                  SECTION 5-2. TRANSFER OF SHARES. Transfer of shares shall be made on the books of the Corporation only upon surrender of the share certificate, duly endorsed or with duly executed stock powers attached and otherwise in proper form for transfer, which certificate shall be cancelled at the time of the transfer.

                  SECTION 5-3. DETERMINATION OF SHAREHOLDERS OF RECORD.

                           (a) FIXING RECORD DATE. The Board of Directors of the
Corporation may fix a time prior to the date of any meeting of shareholders as a record date for the determination of the shareholders entitled to notice of, or to vote at, the meeting, which time, except in the case of an adjourned meeting, shall be not more than 90 days prior to the date of the meeting of shareholders. Only shareholders of record on the date fixed shall be so entitled notwithstanding any transfer of shares on the books of the Corporation after any record date fixed as provided in this subsection. The Board of Directors may similarly fix a record date for the determination of shareholders of record for any other purpose. When a determination of shareholders of record has been made as provided in this section for purposes of a meeting, the determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date for the adjourned meeting.

                           (b) DETERMINATION WHEN NO RECORD DATE FIXED. If a
record date is not fixed:

                                    (i) The record date for determining
shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held.

                                    (ii) The record date for determining
shareholders entitled to express consent or dissent to corporate action in writing without a meeting, when prior action by the Board of Directors is not necessary, shall be the close of business on the day on which the first written consent or dissent is filed with the Secretary of the Corporation.

                                    (iii) The record date for determining
shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                           (c) CERTIFICATION BY NOMINEE. The Board of Directors
may adopt a procedure whereby a shareholder of the Corporation may certify in writing to the Corporation that all or a portion of the shares registered in the name of the shareholder are held for the account of a specified person or persons. The resolution of the Board of Directors may set forth:

                                    (i) the classification of shareholder who
may certify;

                                    (ii) the purpose or purposes for which the
certification may be made;

                                    (iii) the form of certification and
information to be contained therein;

                                    (iv) if the certification is with respect to
a record date, the time after the record date within which the certification must be received by the Corporation; and

                                    (v) such other provisions with respect to
the procedure as are deemed necessary or desirable.

                                    Upon receipt by the Corporation of a
certification complying with the procedure, the persons specified in the certification shall be deemed, for the purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the shareholder making the certification.

                  SECTION 5-4. LOST SHARE CERTIFICATES. Unless waived in whole or in part by the Board of Directors, any person requesting the issuance of a new certificate in lieu of an alleged lost, destroyed, mislaid or wrongfully taken certificate shall (a) give to the Corporation his or her bond of indemnity with an acceptable surety, and (b) satisfy such other requirements as may be imposed by the Corporation. Thereupon, a new share certificate shall be issued to the registered owner or his or her assigns in lieu of the alleged lost, destroyed, mislaid or wrongfully taken certificate, provided that the request therefor and issuance thereof have been made before the Corporation has notice that such shares have been acquired by a bona fide purchaser.

                  SECTION 5-5. UNCERTIFICATED SHARES. Notwithstanding anything herein to the contrary, any or all classes and series of shares, or any part thereof, may be represented by uncertificated shares to the extent determined by the Board of Directors, except that shares represented by a certificate that is issued and outstanding shall continue to be represented thereby until the certificate is surrendered to the Corporation. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof, a written notice containing the information required to be set forth or stated on certificates. The rights and obligations of the holders of shares represented by certificates and the rights and obligations of the holders of uncertificated shares of the same class and series shall be identical. Notwithstanding anything herein to the contrary, the provisions of Section 5-2 shall be inapplicable to uncertificated shares and in lieu thereof the Board of Directors shall adopt alternative procedures for registration of transfers.

                  ARTICLE VI - NOTICES - COMPUTING TIME PERIODS

                  SECTION 6-1. CONTENTS OF NOTICE. Whenever any notice of a meeting is required to be given pursuant to these Bylaws or the Articles or otherwise, the notice shall specify the place and time of the meeting; in the case of a special meeting of shareholders or where otherwise required by law or the Bylaws, the general nature of the business to be transacted at such meeting; and any other information required by law.

                  SECTION 6-2. METHOD OF NOTICE. Whenever written notice is required to be given to any person under the provisions of the Articles or these Bylaws, a telegram, telex, cablegram, datagram or similar transmission from a shareholder or attorney-in-fact, or a photographic, facsimile or similar reproduction of a writing executed by a shareholder or attorney-in-fact (or other transmission as permitted by law, including, without limitation, by internet, interactive voice response system or other electronic means) shall be treated as properly executed for the purposes of this such Articles or these Bylaws; provided that a notice delivered either personally or by sending a copy thereof by first class or express mail, postage prepaid, or courier service, charges prepaid, to the address of such person requiring notice as appears on the books of the Corporation or, in the case of Directors, as supplied by such Director to the Corporation for the purpose of notice also shall be deemed to have been properly executed for purposes of this Section when deposited in the United States mail or with a courier service for delivery to that person.

                  SECTION 6-3. COMPUTING TIME PERIODS.

                  (a) DAYS TO BE COUNTED. In computing the number of days for purposes of these Bylaws, all days shall be counted, including Saturdays, Sundays or a holiday on which national banks are or may elect to be closed ("Holiday"); provided, however, that if the final day of any time period falls on a Saturday, Sunday or Holiday, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or Holiday. In computing the number of days for the purpose of giving notice of any meeting, the date upon which the notice is given shall be counted but the day set for the meeting shall not be counted.

                  (b) ONE DAY NOTICE. In any case where only one day's notice is being given, notice must be given at least 24 hours in advance by delivery in person, telephone, telex, TWX, Telecopier or similar means of communication.

                  SECTION 6-4. WAIVER OF NOTICE. Whenever any notice is required to be given by law or the Articles or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of the notice. Except as otherwise required by law or the next sentence, neither the business to be transacted at, nor the purpose of, a meeting need be specified in the waiver of notice of the meeting. In the case of a special meeting of shareholders, the waiver of notice shall specify the general nature of the business to be transacted. Attendance of a person at any meeting shall constitute a waiver of notice of the meeting except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

              ARTICLE VII - LIMITATION OF DIRECTORS' LIABILITY AND
            INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHER PERSONS

                  SECTION 7-1. LIMITATION OF DIRECTORS' LIABILITY. No Director of the Corporation shall be personally liable for monetary damages as such for any action taken or any failure to take any action unless: (a) the Director has breached or failed to perform the duties of his or her office under Section 1721 of the Pennsylvania BCL, and (b) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness; provided, however, that the provisions of this Section shall not apply to the responsibility or liability of a Director pursuant to any criminal statute, or to the liability of a Director for the payment of taxes pursuant to local, Pennsylvania or Federal law.

                  SECTION 7-2. INDEMNIFICATION AND INSURANCE.

                           (a) INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                                    (i) Each Indemnitee (as defined below) shall
be indemnified and held harmless by the Corporation for all actions taken by him or her and for all failures to take action (regardless of the date of any such action or failure to take action) to the fullest extent permitted by Pennsylvania law against all expense, liability and loss (including without limitation attorneys fees, judgments, fines, taxes, penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Indemnitee in connection with any Proceeding (as defined below). No indemnification pursuant to this Section shall be made, however, in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

                                    (ii) The right to indemnification provided
in this Section shall include the right to have the expenses incurred by the Indemnitee in defending any Proceeding paid by the Corporation in advance of the final disposition of the Proceeding to the fullest extent permitted by Pennsylvania law; provided that, if Pennsylvania law continues so to require, the payment of such expenses incurred by the Indemnitee in advance of the final disposition of a Proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of the Indemnitee, to repay all amounts so advanced without interest if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified under this Section or otherwise.

                                    (iii) Indemnification pursuant to this
Section shall continue as to an Indemnitee who has ceased to be a Director or officer and shall inure to the benefit of his or her heirs, executors and administrators.

                                    (iv) For purposes of this Article, (A)
"Indemnitee" shall mean each Director or officer of the Corporation who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any Proceeding, by reason of the fact that he or she is or was a Director or officer of the Corporation or is or was serving in any capacity at the request or for the benefit of the Corporation as a Director, officer, employee, agent, partner, or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise; and (B) "Proceeding" shall mean any threatened, pending or completed action, suit or proceeding (including without limitation an action, suit or proceeding by or in the right of the Corporation), whether civil, criminal, administrative, investigative or through arbitration.

                           (b) INDEMNIFICATION OF EMPLOYEES AND OTHER PERSONS.
The Corporation may, by action of its Board of Directors and to the extent provided in such action, indemnify employees and other persons as though they were Indemnitees.

                           (c) NON-EXCLUSIVITY OF RIGHTS. The rights to
indemnification and to the advancement of expenses provided in this Article shall not be exclusive of any other rights that any person may have or hereafter acquire under any statute, provision of the Articles or Bylaws, agreement, vote of shareholders or Directors, or otherwise.

                           (d) INSURANCE. The Corporation may purchase and
maintain insurance, at its expense, for the benefit of any person on behalf of whom insurance is permitted to be purchased by Pennsylvania law against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person under Pennsylvania or other law. The Corporation may also purchase and maintain insurance to insure its indemnification obligations whether arising hereunder or otherwise.

                           (e) FUND FOR PAYMENT OF EXPENSES. The Corporation may
create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise may secure in any manner its indemnification obligations, whether arising hereunder, under the Articles, by agreement, vote of shareholders or Directors, or otherwise.

                  SECTION 7-3. LIMITATION ON INDEMNIFICATION. Notwithstanding anything contained in Article VII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 7-2 hereof), the Corporation shall not be obligated to indemnify any director or officer (or advance expenses incurred by any director or officer) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

                  SECTION 7-4. EXPENSES PAYABLE IN ADVANCE. Expenses incurred by a Director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VII.

                  SECTION 7-5. AMENDMENT. The provisions of this Article VII relating to the limitation of Directors' liability, to indemnification and to the advancement of expenses shall constitute a contract between the Corporation and each of its Directors and officers which may be modified as to any Director or officer only with that person's consent or as specifically provided in this Section. Notwithstanding any other provision of these Bylaws relating to their amendment generally, any repeal or amendment of this Article VII which is adverse to any Director or officer shall apply to such Director or officer only on a prospective basis, and shall not reduce any limitation on the personal liability of a Director of the Corporation, or limit the rights of an Indemnitee to indemnification or to the advancement of expenses with respect to any action or failure to act occurring prior to the time of such repeal or amendment. Notwithstanding any other provision of these Bylaws, no repeal or amendment of these Bylaws shall affect any or all of this Article so as either to reduce the limitation of Directors' liability or limit indemnification or the advancement of expenses in any manner unless adopted by (a) the unanimous vote of the Directors of the Corporation then serving, or (b) the affirmative vote of shareholders entitled to cast not less than a majority of the votes that all shareholders are entitled to cast in the election of Directors; provided that no such amendment shall have retroactive effect inconsistent with the preceding sentence.

                  SECTION 7-6. CHANGES IN PENNSYLVANIA LAW. References in this
Article VII to Pennsylvania law or to any provision thereof shall be to such law as it existed on the date this Article VII was adopted or as such law thereafter may be changed; provided that (a) in the case of any change which expands the liability of Directors or limits the indemnification rights or the rights to advancement of expenses which the Corporation may provide, the rights to limited liability, to indemnification and to the advancement of expenses provided in this Article shall continue as theretofore to the extent permitted by law; and
(b) if such change permits the Corporation without the requirement of any further action by shareholders or Directors to limit further the liability of Directors (or limit the liability of officers) or to provide broader indemnification rights or rights to the advancement of expenses than the Corporation was permitted to provide prior to such change, then liability thereupon shall be so limited and the rights to indemnification and the advancement of expenses shall be so broadened to the extent permitted by law.

                           ARTICLE VIII - FISCAL YEAR

                  SECTION 8-1. DETERMINATION OF FISCAL YEAR. The Board of Directors shall have the power by resolution to fix the fiscal year of the Corporation. If the Board of Directors shall fail to do so, the President shall fix the fiscal year.

                             ARTICLE IX - AMENDMENTS

                  SECTION 9-1. Except as otherwise expressly provided in Section 7-3:

                           (a) SHAREHOLDERS. The shareholders entitled to vote
thereon shall have the power to alter, amend, or repeal these Bylaws, by the affirmative vote of shareholders entitled to cast at least seventy-five (75%) of the votes which all shareholders are entitled to cast thereon, at any regular or special meeting, duly convened after notice to the shareholders of such purpose; provided, however, the provisions of this Section 9-1 shall not apply, and the provisions of the Pennsylvania BCL otherwise shall apply, to an amendment or repeal approved by the Board of Directors by resolution adopted by a two-thirds vote of all Directors then in office. In the case of a meeting of shareholders to amend or repeal these Bylaws, written notice shall be given to each shareholder that the purpose, or one of the purposes, of the meeting is to consider the adoption, amendment or repeal of the Bylaws.

                           (b) BOARD OF DIRECTORS. The Board of Directors (but
not a committee thereof), by a vote of the majority of Directors then in office, shall have the power to alter, amend, and repeal these Bylaws, regardless of whether the shareholders have previously adopted the Bylaw being amended or repealed, subject to the power of the shareholders to change such action, provided that the Board of Directors shall not have the power to amend these Bylaws on any subject that is expressly committed to the shareholders by the express terms hereof by Section 1504 of the Pennsylvania BCL or otherwise.

              ARTICLE X - INTERPRETATION OF BYLAWS -- SEPARABILITY

                  SECTION 10-1. INTERPRETATION. All words, terms and provisions of these Bylaws shall be interpreted and defined by and in accordance with the Pennsylvania BCL.

                  SECTION 10-2. SEPARABILITY. The provisions of these Bylaws are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

                    ARTICLE XI - DETERMINATIONS BY THE BOARD

                  SECTION 11-1. EFFECT OF BOARD DETERMINATIONS. Any determination involving interpretation or application of these Bylaws made in good faith by the Board of Directors shall be final, binding and conclusive on all parties in interest.